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                                                                   EXHIBIT 10.52

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment is entered into this 3rd day of October, 1997, by and between IMC MORTGAGE COMPANY, a Florida corporation (the "Company"), and STUART MARVIN ("Executive").

                                    Recitals

         A. The Company and the Executive have entered into an Employment Agreement as of August 1, 1996 (which agreement is called the "Existing Agreement").

         B. The parties wish to amend the Existing Agreement so that certain modifications in compensation due to the Executive as approved by the Company's Board of Directors on September 9, 1997 and by the Company's Executive Committee on September 26, 1997, are incorporated in the Employment Agreement and to extend the term thereof until December 31, 2001.

                                    Agreement

         NOW THEREFORE, in consideration of the mutual benefits to be derived herefrom, the parties hereto agree that the Existing Agreement is hereby modified as follows:


         1. Bonus Formula. The Bonus Compensation provisions of the Existing Agreement are hereby modified to make the formula more consistent with the formula applicable to the executive officers of the Company. Accordingly, the first sentence of Section 4.2(b) is hereby amended to read as follows:

                  As "Bonus Compensation" each year, an amount calculated by multiplying the Base Salary for the year then ending by fifteen percent (15%) for each 1% by which the Net Income Increase exceeds 10%; provided, however that Bonus Compensation shall at no time exceed 100% of Base Salary for the year ending December 31, 1997, and 300% of Base Salary thereafter.

         2. Term of Employment. Section 3.1 of the Existing Agreement is hereby amended to extend the term of the Existing Agreement until December 31, 2001.

         3. Base Compensation. Executive's Base Compensation beginning September 1, 1997, is hereby agreed to be $300,000.



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         4.       Ratification as to Other Respects. The Existing Agreement is
hereby ratified and confirmed and remains in full force and effect in all respects except as modified hereby.

         IN WITNESS WHEREOF, this agreement has been executed as of the day and year first above written.



                             IMC MORTGAGE COMPANY, a Florida
                             corporation


                             By:  /s/ GEORGE NICHOLAS
                                ----------------------------------
                                      George Nicholas
                                      Chairman



                                  /s/ STUART MARVIN
                             -------------------------------------
                             Stuart Marvin, Executive

























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